UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
APACHE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of incorporation or organization)
41-0747868
(I.R.S. Employer Identification Number)
One Post Oak Central
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
(Address, including zip code, of principal executive offices)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-155884 (if applicable)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Depositary Shares Representing a 1/20th Interest in a Share of 6.00% Mandatory Convertible Preferred Stock, Series D	New York Stock Exchange
     Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are Depositary Shares representing interests in 6.00% Mandatory Convertible Preferred Stock, Series D (the “Preferred Stock”), which is a series of preferred stock of Apache Corporation (“Apache”). Each Depositary Share represents a 1/20th interest in a share of Preferred Stock. The descriptions of the Depositary Shares and the underlying Preferred Stock are contained in Apache’s Prospectus, dated December 2, 2008, included in Apache’s registration statement on Form S-3 (File No. 333-155884) under the captions “Description of Apache Corporation Capital Stock” and “Description of Depositary Shares”, and Apache’s Prospectus Supplement with respect to the Depositary Shares, dated July 23, 2010, under the captions “Description of Depositary Shares” and “Description of the Mandatory Convertible Preferred Stock”, and those sections are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit
Number	Description of Exhibit
3.1
Restated Certificate of Incorporation of Apache (incorporated herein by reference to Exhibit 3.1 to Apache’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 26, 2010).

3.2	Bylaws of Apache, as amended August 6, 2009 (incorporated herein by reference to Exhibit 3.2 to Apache’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).
3.3	Certificate of Designations of the 6.00% Mandatory Convertible Preferred Stock, Series D (including form of stock certificate).
4.1
Deposit Agreement, dated as of July 28, 2010, between Apache Corporation and Wells Fargo Bank, N.A., as depositary, on behalf of all holders from time to time of the receipts issued thereunder (including form of Depositary Receipt) (incorporated herein by reference to Exhibit 4.2 to Apache’s Current Report on Form 8-K filed July 28, 2010).

4.2	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.1).

Exhibit
Number	Description of Exhibit
4.3	Form of certificate for the 6.00% Mandatory Convertible Preferred Stock, Series D (included as Exhibit A to Exhibit 3.3).
4.4	Form of Certificate for Apache’s Common Stock (incorporated by reference to Exhibit 4.1 to Apache’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APACHE CORPORATION
Date: July 29, 2010	By:	/s/ Roger B. Plank
Roger B. Plank
President (Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
3.1
Restated Certificate of Incorporation of Apache (incorporated herein by reference to Exhibit 3.1 to Apache’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 26, 2010).

3.2	Bylaws of Apache, as amended August 6, 2009 (incorporated herein by reference to Exhibit 3.2 to Apache’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).
3.3	Certificate of Designations of the 6.00% Mandatory Convertible Preferred Stock, Series D (including form of stock certificate).
4.1
Deposit Agreement, dated as of July 28, 2010, between Apache Corporation and Wells Fargo Bank, N.A., as depositary, on behalf of all holders from time to time of the receipts issued thereunder (including form of Depositary Receipt) (incorporated herein by reference to Exhibit 4.2 to Apache’s Current Report on Form 8-K filed July 28, 2010).

4.2	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.1).
4.3	Form of certificate for the 6.00% Mandatory Convertible Preferred Stock, Series D (included as Exhibit A to Exhibit 3.3).
4.4	Form of Certificate for Apache’s Common Stock (incorporated by reference to Exhibit 4.1 to Apache’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

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